EXHIBIT 10(iv)

                         THIRD AMENDMENT TO
                      REVOLVING CREDIT AGREEMENT


     This Second Amendment to Revolving Credit Agreement (this "Second Amendment") is made and entered into by and among Marilyn H. Gardner (the "Lender"), FINCO Financial Corporation, a Florida corporation (the "Debtor") and International Design Group, Inc., a Delaware corporation (the "Guarantor"), effective the 15th day of April, 1996.

     WHEREAS, the Debtor, the Lender and the Guarantor are parties to a Revolving Credit Agreement dated May 11, 1993 which was amended by the parties hereto in accordance with the terms and provisions of a letter agreement dated effective March 31, 1995 (the "Original Loan Agreement"), pursuant to which (among other things) the Lender agreed to make revolving credit loans to the Debtor in an aggregate principal amount not to exceed $500,000 outstanding at any one time, which loans are evidenced by the Debtor's Revolving Credit Note Secured by Security Agreement and Other Collateral dated May 11, 1993 (the "Original Note"); and

     WHEREAS, in connection with the execution and delivery of the Original Loan Agreement and the Original Note (a) the Debtor, the Lender and the Guarantor entered into a Security Agreement dated May 11, 1993 (the "Security Agreement"), (b) the Debtor and the Guarantor entered into a Pledge Agreement dated May 11, 1993 (the "Pledge Agreement"), (c) the Guarantor and the Lender entered into a Subscription Agreement dated May 11, 1993, and (d) the Guarantor delivered to the Lender its Guaranty dated May 11, 1993 (the "Guaranty") (all of the foregoing being sometimes hereinafter referred to collectively as the "Security Documents"); and

     WHEREAS, at the Debtor's request, the parties have agreed, subject to the terms and conditions of this Second Amendment, to further amend the Original Loan Agreement to provide for the extension of the Termination Date from September 30, 1995 to July 31, 1996; and

     WHEREAS, the Lender is willing to accommodate the Debtor and to make the requested amendment to the Original Loan Agreement as set forth below;

     NOW, THEREFORE, for value received and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Original Loan Agreement (as previously amended) or the Security Documents (as previously amended).

     2. The definition of the term "Maturity Date" in Section 1.01 of the Original Loan Agreement (as previously amended) is hereby deleted in its entirety and replaced with the following:

     "Maturity Date" shall mean July 31, 1996.

     3. The definition of the term "Note" in Section 1.01 of the Original Loan Agreement (as previously amended) is hereby deleted in its entirety and replaced with the following:

     "'Note' shall mean the Amended and Restated Revolving Credit Note dated May 11, 1993 (as amended and restated as of April 15, 1996) issued by the Debtor to the Lender in the form of Attachment I annexed hereto, with all blanks appropriately completed."

     4. The Original Note and Exhibit A to the Original Loan Agreement are hereby amended in their entirety to read as set forth in Attachment I to this Second Amendment. In order to evidence such changes in the Original Note, the Debtor shall, on the date hereof, issue to the Lender a new note (the "New Note") in the form of Attachment I annexed hereto in replacement of the Original Note.
The New Note shall not constitute a satisfaction of or a novation of the Original Note, but merely a replacement thereof.

     5. To induce the Lender to enter into this Second Amendment, the Debtor hereby represents and warrants that on the date hereof there exists neither an "Event of Default" under the Original Loan Agreement or the Original Note (or under any other agreement or document executed pursuant thereto), nor any event which would constitute such an Event of Default but for the passage of time, or the giving of notice, or both. The Debtor hereby reaffirms and restates as of the date hereof all representations and warranties set forth in Article III of the Original Loan Agreement (except as and to the extent specifically amended by this Second Amendment), except that for the purposes of such restated representations and warranties, all references hereto to the "Agreement" shall be deemed to refer to the Original Loan Agreement, as amended hereby, and the use of "hereunder", "herein", and words of similar import shall be deemed to refer to the Original Loan Agreement as amended hereby, and all references to the Note shall be deemed to refer to the New
Note issued hereunder. All covenants and agreements of the Debtor contained in Articles V and VI of the Original Loan Agreement and all Events of Default and remedies contained in Article VII of the Original Loan Agreement, all except as amended hereby, are incorporated in this Second Amendment by reference as though specifically set forth herein.

     6. This Second Amendment may be executed in any number of counterparts, which shall together constitute an entire original agreement, shall be construed in accordance with the laws of the State of Florida and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the day and year first above written.

LENDER:


BY (Signature)     /s/Marilyn H. Gardner


Address for Notices:

Marilyn H. Gardner
4101 North Ocean Boulevard
Boca Raton, Florida 33431


DEBTOR:

FINCO FINANCIAL CORPORATION, a
Florida corporation


BY (Signature)     /s/David Raymond, President


Address for Notices:

FINCO FINANCIAL CORPORATION
1815 Griffin Road, Suite 402
Dania, Florida 33004
Telecopier Number: (305) 927-9110


GUARANTOR:


INTERNATIONAL DESIGN GROUP, INC., a
Delaware corporation


BY (Signature)     /s/David Raymond, President

Address for Notices:

INTERNATIONAL DESIGN GROUP, INC.
1815 Griffin Road, Suite 402
Dania, Florida 33004
Telecopier Number: (305) 927-9110


with copies to:

Krys Boyle Golz Reich Freedman & Scott, P.C.
Dominion Plaza, Suite 2700
South Tower
600 Seventeenth Street
Denver, Colorado 80202
Telecopier No.:  (303) 893-2882

Attention: Stanley F. Freedman, Esq.



(loanagt2.mhg)

             AMENDED AND RESTATED REVOLVING CREDIT NOTE
                    SECURED BY SECURITY AGREEMENT
                        AND OTHER COLLATERAL

$500,000                                     May 11, 1993
                                        (as amended and restated as
                                        of April 15, 1996)

     FOR VALUE RECEIVED, the undersigned FINCO FINANCIAL CORPORATION, a Florida corporation with a principal office in Dania, Florida (the "Maker"), does hereby promise to pay to the order of MARILYN H. GARDNER, an individual residing in Boca Raton, Florida (hereinafter referred to as the "Lender"), ON DEMAND, as provided in
Section 2.01 of the Revolving Credit Agreement dated May 11, 1993 as amended on March 31, 1995, and as further amended as of April 15, 1996, and as may be amended in the future from time to time, among the Maker, the Lender and International Design Group, Inc. as Guarantor (the "Loan Agreement"), the principal sum of Five Hundred Thousand Dollars ($500,000) or, if less, the aggregate unpaid principal amount of advances made by the Lender to the Maker pursuant to the Loan Agreement (the "Revolving Credit Principal"), together with interest to the extent permitted by law on any and all Revolving Credit Principal amounts remaining unpaid hereunder from the date hereof until payment in full, payable monthly in arrears on the tenth day of each month commencing on the date hereof and ending July 31, 1996, at the rates per annum as set forth at Section 2.07 of the Loan Agreement. Interest on the Revolving Credit Principal shall be calculated on the basis of a three hundred sixty (360) day year counting the actual number of days elapsed.

     If the Lender has not exercised its right to demand immediate payment of all amounts hereunder on or before July 31, 1996 (the "Termination Date"), the Maker promises to pay the Lender in full on the Termination Date the entire amount of Revolving Credit Principal outstanding and any and all accrued but unpaid interest thereon as of the Termination Date. All Revolving Credit Principal and interest hereunder are payable in lawful money of the United States of America at the following address in immediately available funds:
4101 North Ocean Boulevard, Boca Raton, Florida 33431.

     The Maker of this Note for itself and for its legal representatives, successors and assigns, hereby expressly waives presentment, demand, protest, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption under the homestead exemption laws, if any, or any other exemption or insolvency laws, and consents that the Lender may release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby.

     This Note is the Note referred to in, and is entitled to the benefits of, the Loan Agreement, and is also entitled to the benefits of all other instruments evidencing and/or securing the indebtedness hereunder. The occurrence or existence of an "Event of

Default" as defined in the Loan Agreement or in any other instruments securing and/or evidencing this indebtedness shall constitute a default under this Note and shall entitle the Lender to accelerate the entire indebtedness hereunder and to take such other action as may be provided for in the said agreements.

     This Note is subject to Late Payment Penalties as set forth in the Loan Agreement.

     All agreements between the Maker and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. If, for any circumstances whatsoever, fulfillment of any provision hereof or of the Loan Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between the Maker and the Lender.

     This Note and all transactions hereunder and/or evidenced herein shall be governed by, construed and enforced in accordance with the laws of the State of Florida.

     If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the Maker will pay a reasonable attorney's fee to the holder hereof together with reasonable costs and expenses of collection.

     IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its duly authorized officer as of the date first above written.

ATTEST:                            FINCO FINANCIAL CORPORATION


______________________________     By:____________________________
Secretary                               David Raymond, President